                                                                      EX.99.H.4.

                          FUND PARTICIPATION AGREEMENT

                                      Among

                           STI CLASSIC VARIABLE TRUST,

                     BISYS FUND SERVICES LIMITED PARTNERSHIP

                                       And

                         HARTFORD LIFE INSURANCE COMPANY

                                                                      EX.99.H.4.

                                TABLE OF CONTENTS

                                                                                     Page
                                                                                     ----
ARTICLE I.     Series Shares                                                           3

ARTICLE II.    Representations and Warranties                                          6

ARTICLE III.   Prospectuses, Reports to Shareholders and Proxy Statements; Voting      7

ARTICLE IV.    Sales Material and Information                                          8

ARTICLE V.     Diversification                                                         9

ARTICLE VI.    Potential Conflicts                                                     9

ARTICLE VII.   Indemnification                                                        10

ARTICLE VIII.  Applicable Law                                                         16

ARTICLE IX.    Termination                                                            16

ARTICLE X.     Notices                                                                18

ARTICLE XI.    Miscellaneous                                                          19

SCHEDULE A     Separate Accounts and Contracts                                        21

SCHEDULE B     Participating Series                                                   22

SCHEDULE C     Allocation of Expenses                                                 23

                                                                      EX.99.H.4.

                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, effective as of this 9th day of February 2005 by and among Hartford Life Insurance Company ("Hartford"), a Connecticut corporation, on its behalf and on behalf of each separate account set forth on attached SCHEDULE A as it may be amended from time to time (the "Separate Accounts"); STI Classic Variable Trust (the "Trust"); BISYS Fund Services Limited Partnership. (The "Distributor")

      WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for life insurance policies and annuity contracts; and

      WHEREAS, the Distributor is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Trust; and

      WHEREAS, the Trust intends to make available shares of its series set forth on attached SCHEDULE B, as it may be amended from time to time by mutual agreement of the parties (the "Series"), to the Separate Accounts of Hartford; and

      WHEREAS, Hartford is an insurance company which has registered or will register the variable annuities and/or variable life insurance policies listed in Schedule A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), unless exempt from such registration, to be issued by Hartford for distribution (the "Contracts").

      NOW, THEREFORE, in consideration of their mutual promises, Hartford, the Trust and the Distributor agree as follows:

                            ARTICLE I. SERIES SHARES

1.1 The Trust agrees to make shares of the Series available for purchase on each Business Day by the Separate Accounts. The Trust will execute orders placed for each Separate Account on a daily basis at the net asset value of each Series next computed after receipt by the Trust or its designee of such order.

      A. For purposes of this Agreement, Hartford shall be the designee of the Trust and Distributor for receipt of orders from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Trust receives notice of orders by 9:00 a.m. (Eastern Time) on the next Business Day.

                                                                      EX.99.H.4.

      B. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission ("SEC"), as set forth in the Series' prospectus.

1.2 The Board of Trustees of the Trust (the "Board"), acting in good faith and in the exercise of its fiduciary responsibilities, may refuse to permit the Trust to sell shares of any Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction over the sale of shares.

1.3 The Trust agrees that shares of the Trust or any of its Series will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities. No shares of the Trust or any of its Series will be sold to the general public.

1.4 The Trust agrees to redeem for cash, at Hartford's request, any full or fractional shares of the Series held by the Separate Accounts, on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. The Trust may delay redemption of shares to the extent permitted by the 1940 Act and any rules, regulations or orders there under.

      A. For the purposes of this Agreement, Hartford shall be the designee of the Trust for receipt of redemption requests from each Separate Account and receipt by Hartford constitutes receipt by the Trust, provided that the Distributor receives notice of the redemption request by 9:00 a.m. (Eastern time) on the next Business Day.

1.5 Hartford agrees that purchases and redemptions of Series shares offered by the then current prospectus of the Series shall be made in accordance with the provisions of the prospectus.

      A. Hartford will place separate orders to purchase or redeem shares of each Series. Each order shall describe the net amount of shares and dollar amount of each Series to be purchase or redeemed.

      B. In the event of net purchases, Hartford will pay for shares before 3:00 p.m. (Eastern Time) on the next Business Day after receipt of an order to purchase shares.

      C. In the event of net redemptions, the Trust shall pay the redemption proceeds in federal funds transmitted by wire before 3:00 p.m. (Eastern Time) on the next Business Day after an order to redeem Series shares is made.

1.6 Issuance and transfer of the Series' shares will be by book entry only. Share certificates will not be issued to Hartford or any Separate Account. Shares purchased

                                                                      EX.99.H.4.

will be recorded in an appropriate title for each Separate Account or the appropriate sub-account of each Separate Account. The Trust shall furnish to Hartford the CUSIP number assigned to each Series identified in Schedule B attached as may be amended from time to time.

1.7 The Distributor shall notify Hartford in advance of any dividends or capital gain distributions payable on the Series' shares, but by no later than same day notice by 6:00 p.m. Eastern time. Hartford elects to reinvest all such dividends and capital gain distributions in additional shares of that Series. The Trust shall notify Hartford of the number of shares issued as payment of dividends and distributions. Hartford reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash, provided that reasonable notice is delivered to the Trust or its designee.

1.8 The Distributor shall make the net asset value per share of each Series available to Hartford on a daily basis as soon as reasonably practical after the net asset value per share is calculated. The Trust shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time.

      A. If the Distributor provides materially incorrect share net asset value information through no fault of Hartford, the Separate Accounts shall be entitled to an adjustment with respect to the Series shares purchased or redeemed to reflect the correct net asset value per share.

      B. The determination of the materiality of any net asset value pricing error and its correction shall be based on the Trust's standard pricing policy regarding these errors. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly to Hartford upon discovery. The Trust shall indemnify and hold harmless Hartford against any amount Hartford is legally required to pay annuity or life insurance contract owners that have selected a Series as an investment option ("Contract owners"), and which amount is due to the Trust's or its agents' material miscalculation and/or incorrect reporting of the daily net asset value, dividend rate or capital gains distribution rate. Hartford shall submit an invoice to the Trust or its agents for such losses incurred as a result of the above which shall be payable within sixty (60) days of receipt. Should a material miscalculation by the Trust or its agents result in a gain to Hartford, Hartford shall immediately reimburse the Trust, the applicable Series or its agents for any material losses incurred by the Trust, the applicable Series or its agents as a result of the incorrect calculation. Should a material miscalculation by the Trust or its agents result in a gain to Contract owners, Hartford will consult with the Trust or its designee as to what reasonable efforts shall be made to recover the money and repay the Trust, the applicable Series or its agents. Hartford shall then make such reasonable effort, at the expense of the Trust or its agents, to recover the money and repay the Trust, the applicable Series or its agents; but Hartford shall not be obligated to take legal action

                                                                      EX.99.H.4.

against Contract owners.

With respect to the material errors or omissions described above, this section shall control over other indemnification provisions in this Agreement. Neither the Trust nor its agents will be liable for consequential damages.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES

2.1 Hartford represents and warrants that:

      A. The Contracts are or will be registered under the 1933 Act unless exempt and that the registrations will be maintained to the extent required by law.

      B. The Contracts will be issued in material compliance with all applicable federal and state laws and regulations.

      C. Hartford is duly organized and in good standing under applicable law.

      D. Hartford has legally and validly established each Separate Account prior to any issuance or sale as a segregated asset account under the Connecticut Insurance Code and has registered or, prior to any issuance or sale of the Contracts, will register and will maintain the registration of each Separate Account as a unit investment trust in accordance with the 1940 Act, unless exempt from such registration.

2.2 The Trust represents and warrants that:

      A. Series shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required.

      B. Series shares shall be duly authorized for issuance in accordance with the laws of each jurisdiction in which shares will be offered.

      C. The Trust is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required.

      D. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act, from time to time, as required in order to affect the continuous offering of the Series' shares.

      E. The Trust is currently qualified as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code"). The Trust will make every effort to maintain such qualification and will notify Hartford

                                                                      EX.99.H.4.

immediately in writing upon having a reasonable basis for believing that the Trust has ceased to qualify or that the Trust might not qualify in the future.

      F. The Trust is duly organized and validly existing under the laws of the state of its organization.

      G. The Trust does and will comply in all material respects with the 1940 Act.

      H. The Trust has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules there under, to the extent necessary to permit shares of the Trust or its Series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

2.3 The Distributor represents and warrants that:

      A. It is and shall remain duly registered under all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and Hartford in material compliance with all applicable state and federal laws and regulations.

      B. Series shares shall be sold in material compliance with all applicable federal and state securities laws and regulations.

 ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS; VOTING

3.1 The Trust shall provide Hartford with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series (and no other series), and any supplements or amendments to any of the foregoing, as Hartford may reasonably request. If requested by Hartford in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as Hartford may reasonably request, and such other assistance as is reasonably necessary in order for Hartford to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each Series, and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies' and/or such documents for the Contracts. Expenses associated with providing, printing and distributing such documents shall be allocated in accordance with SCHEDULE C attached to this Agreement.

                                                                      EX.99.H.4.

3.2 The Trust will provide Hartford with copies of its proxy solicitations applicable to the Series. Hartford will, to the extent required by law, (a) distribute proxy materials applicable to the Series to eligible Contract owners,
(b) solicit voting instructions from eligible Contract owners, (c) vote the Series shares in accordance with instructions received from Contract owners; and
(d) if required by law, vote Series shares for which no instructions have been received in the same proportion as shares of the Series for which instructions have been received.

      A. To the extent permitted by applicable law, Hartford reserves the right to vote Series shares held in any Separate Account in its own right.

      B. Unregistered separate accounts subject to the Employee Retirement Income Security Act of 1974 ("ERISA") will refrain from voting shares for which no instructions are received if such shares are held subject to the provisions of ERISA.

3.3 The Trust and Hartford will comply with all provisions of the 1940 Act and the rules thereunder and the Exemptive Order governing the Trust and voting rights of its shareholders.

                   ARTICLE IV. SALES MATERIAL AND INFORMATION

4.1 Hartford shall furnish, or shall cause to be furnished, to the Trust prior to use, each piece of sales literature or advertising prepared by Hartford in which the Trust, or the Distributor is described. No sales literature or advertising will be used if the Trust or the Distributor reasonably objects to its use within ten (10) Business Days following receipt by the Trust and without prior written approval of the Distributor.

4.2 Hartford will not, without the written permission of the Trust, make any representations or statements on behalf of the Trust or concerning the Trust in connection with the advertising or sale of the Contracts, other than information or representations contained in: (a) the registration statement or Series prospectus(es), (b) Series' annual and semi annual reports to shareholders, (c) proxy statements for the Series, or, (d) sales literature or other promotional material approved by the Trust.

4.3 The Trust shall furnish, or shall cause to be furnished, to Hartford prior to use, each piece of sales literature or advertising prepared by the Trust in which Hartford, the Contracts or Separate Accounts, are described. No sales literature or advertising will be used if Hartford reasonably objects to its use within ten (10) Business Days following receipt by Hartford.

4.4 Neither the Trust nor the Distributor will, without the permission of Hartford, make any representations or statements on behalf of Hartford, the Contracts, or the Separate Accounts or concerning Hartford, the Contracts or the Separate Accounts, in connection with the advertising or sale of the Contracts, other than the information or

                                                                      EX.99.H.4.

representations contained in: (a) the registration statement or prospectus for the Contracts, (b) Separate Account reports to shareholders, (c) in sales literature or other promotional material approved by Hartford.

4.5. The Trust will provide to Hartford at least one complete copy of all registration statements, prospectuses, statements of additional information, reports to shareholders, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions and requests for no-action letters, and all amendments, that relate to the Series or its shares.

4.6 Hartford will provide to the Trust, upon the Trust's request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, and requests for no action letters, and all amendments, that relate to the Contracts.

                           ARTICLE V. DIVERSIFICATION

5.1 The Trust represents and warrants that, at all times, each Series will comply with Section 817 of the Code and all regulations thereunder, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or regulations. In the event a Series ceases to so qualify, the Trust will notify Hartford immediately of such event and the Trust will take all steps necessary to adequately diversify the Series so as to achieve compliance within the grace period afforded by Treasury Regulation Section 1.817-5.

                         ARTICLE VI. POTENTIAL CONFLICTS

6.1 The Board will monitor the Series for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Series. The Board shall promptly inform Hartford if it determines that an irreconcilable material conflict exists and the implications thereof.

6.2 Hartford will report any potential or existing material irreconcilable conflict of which it is aware to the Board. Hartford will assist the Board in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issues raised by the potential or existing material irreconcilable conflict. This includes, but is not limited to, an obligation by Hartford to inform the Board whenever Contract owner voting instructions are disregarded.

6.3 If it is determined by a majority of the Board, or a majority of its independent Trustees, that a material irreconcilable conflict exists due to issues relating to the Contracts, Hartford will, at its expense and to the extent reasonably practicable, take whatever steps it can which are necessary to remedy or eliminate the irreconcilable

                                                                      EX.99.H.4.

material conflict, including, without limitation, withdrawal of the affected Separate Account's investment in the applicable Series. No charge or penalty will be imposed as a result of such withdrawal.

6.4 Hartford will, at least annually, submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

                          ARTICLE VII. INDEMNIFICATION

7.1 Indemnification by Hartford

      A. Hartford agrees to indemnify and hold harmless the Distributor, the Trust and each of their directors, Trustees or (if applicable), officers, employees and agents and each person, if any, who controls or is affiliated with the Distributor or the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Hartford, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties or any of them may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of Series shares or the Contracts and:

         1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a disclosure document for the Contracts or in the Contracts themselves or in sales literature generated or approved by Hartford applicable to the Contracts or Separate Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article VII), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to Hartford by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

                                                                      EX.99.H.4.

         2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the registration statement, prospectus, statement of additional information or sales literature of the Trust applicable to the Series (or any amendment or supplement to any of the foregoing) (collectively, "Trust Documents" for purposes of this
Article VII)) or wrongful conduct of Hartford or persons under its control, with respect to the sale or acquisition of the Contracts or Series shares; or

         3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of Hartford; or

         4. Arise out of or result from any failure by Hartford to provide the services or furnish the materials required under the terms of this Agreement; or

         5. Arise out of or result from any breach of any representation and/or warranty made by Hartford in this Agreement or arise out of or result from any other breach of this Agreement by Hartford.

      B. Hartford shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement to the Trust or to the Distributor whichever is applicable.

      C. Hartford shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Hartford in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Hartford of any such claim shall not relieve Hartford from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Hartford shall be entitled to participate, at its own expense, in the defense of such action. Hartford also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Hartford to such party of Hartford's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Hartford will not be liable to such party under this Agreement for any legal or other expenses

                                                                      EX.99.H.4.

subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties will promptly notify Hartford of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Series shares or the Contracts or the operation of the Trust.

7.2 Indemnification by the Distributor

      A. The Distributor agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

         1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact ) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, the investment adviser, or the Distributor by or on behalf of Hartford, the Trust for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

         2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents or sales literature for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

         3. Arise out of or result from any failure by the Distributor to provide the services or furnish the materials required under the terms of this Agreement; or

                                                                      EX.99.H.4.

         4. Arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor.

      B. The Distributor shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

      C. The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Distributor of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.3 Indemnification by the Trust

      A. The Trust agrees to indemnify and hold harmless Hartford and each of its directors, officers, employees and agents and each person, if any, who controls Hartford within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party" for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the

                                                                      EX.99.H.4.

Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of the Series shares or the Contracts and:

         1. Arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Trust Documents or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust, or the Distributor by or on behalf of Hartford for use in Trust Documents or otherwise for use in connection with the sale of the Contracts or Series shares; or

         2. Arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Series shares; or

         3. Arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to Hartford by or on behalf of the Trust; or

         4. Arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or

         5. Arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.

      B. The Trust shall not be liable under this indemnification provision with respect to any Losses which are due to an Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Hartford or the Separate Account, whichever is applicable.

      C. The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have

                                                                      EX.99.H.4.

received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust shall be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of its election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      D. The Indemnified Parties shall promptly notify the Trust of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of a Separate Account.

7.4 Any party seeking indemnification (the "Potential Indemnitee") will promptly notify any party from whom they intend to seek indemnification (each a "Potential Indemnitor") of all demands made and/or actions commenced against the Potential Indemnitee which may require a Potential Indemnitor to provide such indemnification. At its option and expense, a Potential Indemnitor may retain counsel and control any litigation for which it may be responsible to indemnify a Potential Indemnitee under this Agreement.

7.5 With respect to any claim, the parties each shall give the others reasonable access during normal business hours to its books, records, and employees and those books, records, and employees within its control pertaining to such claim, and shall otherwise cooperate with one and other in the defense of any claim. Regardless of which party defends a particular claim, the defending party shall give the other parties written notice of any significant development in the case as soon as practicable, and such other parties, at all times, shall have the right to intervene in the defense of the case.

7.6 If a party is defending a claim and indemnifying another party hereto, and:
(i) a settlement proposal is made by the claimant, or (ii) the defending party desires to present a settlement proposal to the claimant, then the defending party promptly shall notify the Indemnified Party of such settlement proposal together with its counsel's recommendation. If the defending party desires to enter into the settlement and the Indemnified Party fails to consent within thirty (30) business days (unless such period is extended, in writing, by mutual agreement of the parties hereto), then the Indemnified Party, from the time it fails to consent forward, shall defend the claim and shall indemnify the defending party for all costs associated with the claim which are in excess of the proposed settlement amount.

                                                                      EX.99.H.4.

Regardless of which party is defending the claim: (i) if a settlement requires an admission of liability by the non-defending party or would require the non-defending party to either take action (other than purely ministerial action) or refrain from taking action (due to an injunction or otherwise) (a "Specific Performance Settlement"), the defending party may agree to such settlement only after obtaining the express, written consent of the non-defending party. If a non-defending party fails to consent to a Specific Performance Settlement, the consequences described in the last sentence of the first paragraph of this
Section 7.6 shall not apply.

7.7 The parties shall use good faith efforts to resolve any dispute concerning this indemnification obligation. Should those efforts fail to resolve the dispute, the ultimate resolution shall be determined in a de novo proceeding, separate and apart from the underlying matter complained of, before a court of competent jurisdiction. Either party may initiate such proceedings with a court of competent jurisdiction at any time following the termination of the efforts by such parties to resolve the dispute (termination of such efforts shall be deemed to have occurred thirty (30) days from the commencement of the same unless such time period is extended by the written agreement of the parties). The prevailing party in such a proceeding shall be entitled to recover reasonable attorneys' fees, costs, and expenses.

                          ARTICLE VIII. APPLICABLE LAW

8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts

8.2 This Agreement, its terms and definitions, shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant.

                             ARTICLE IX. TERMINATION

9.1 This Agreement shall continue in full force and effect until the first to occur of:

      A. Termination by any party for any reason upon six-months advance written notice delivered to the other parties; or

      B. Termination by Hartford by written notice to the Trust, or the Distributor with respect to any Series in the event any of the Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by Hartford; or

                                                                      EX.99.H.4.

      C. Termination by Hartford upon written notice to the Trust with respect to any Series in the event that such Series ceases to qualify as a "regulated investment company" under Subchapter M of the Code or under any successor or similar provision; or

      D. Termination by Hartford upon written notice to the Trust and the Distributor with respect to any Series in the event that such Trust fails to meet the diversification requirements specified in Section 5.1 of this Agreement; or

      E. Termination upon mutual written agreement of the parties to this Agreement.

      F. At the option of the Trust, if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, and the annuity ceases to qualify as an annuity contract or life insurance policy through no fault of the Trust or the Adviser. Termination shall be effective upon receipt of notice by Hartford.

      G. At the option of the Trust, if it is determined by administrative or judicial proceeding that the Contracts are not registered or issued in accordance with applicable federal and/or state law. Termination shall be effective upon receipt of notice by Hartford.

      H. Termination by the Distributor by prior written notice to Hartford in the event that the Distributor ceases to be the principal underwriter of shares of the Trust. Such termination shall only apply to the Distributor as a party to the Agreement.

      I. In the event this Agreement is assigned without the prior written consent of the other parties, the other parties may terminate the Agreement by providing notice to the assigning party.

      J. Termination by the Distributor and/or the Trust by written notice to Hartford if the Distributor shall determine, in its sole judgement exercised in good faith, that Hartford has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity that will have a material adverse impact upon the business or operations of the Distributor.

9.2 Effect of Termination.

      A. Notwithstanding any termination of this Agreement, the Trust shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts") unless such further sale of Series shares is proscribed by law, regulation or applicable regulatory body.

                                                                      EX.99.H.4.

Specifically, without limitation, the owners of the Existing Contracts will be permitted to direct allocation and reallocation of investments in the Series redeem investments in the Series and invest in the Series through additional purchase payments.

      B. Hartford agrees not to redeem Series shares attributable to the Contracts except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application or (iii) as permitted by an order of the SEC. Upon request, Hartford will promptly furnish to the Trust the opinion of counsel for Hartford to the effect that any redemption pursuant to clause (ii) above is a legally required redemption.

      C. In addition to the foregoing, Article VII Indemnification and Section
11.1 of Article XI shall survive any termination of this Agreement.

                               ARTICLE X. NOTICES

10.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

STI Classic Variable Trust
C/o BISYS Fund Services
3435 Stelzer Road
Columbus, Ohio 43219
Attn:  R. Jeffrey Young

If to the Distributor:

BISYS Fund Services Limited Partnership
100 Summer Street-Suite 1500
Boston, MA 02110

If to Hartford:                      With a copy to:

Hartford Life Insurance Co.          Hartford Life Insurance Co.
200 Hopmeadow Street                 200 Hopmeadow Street
Simsbury, Connecticut 06070          Simsbury, Connecticut 06070
Attn: Thomas M. Marra, President     Attn: Christine H. Repasy, General Counsel

                                                                      EX.99.H.4.

                            ARTICLE XI. MISCELLANEOUS

11.1 Subject to the requirements of legal process and regulatory authority, each party will treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other parties and, except as permitted by this Agreement or as required by any governmental agency, regulator or other authority, shall not without the express written consent of the affected party disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain. Each party further agrees to use and disclose Personal Information, as defined herein, only to carry out the purposes for which it was disclosed to them and will not use or disclose Personal Information if prohibited by applicable law, including, without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act (Public Law 106-102). For purposes of this Agreement, "Personal Information" means financial and medical information that identifies an individual personally and is not available to the public, including, but not limited to, credit history, income, financial benefits, policy or claim information and medical records. If either party outsources services to a third-party, such third party will agree in writing to maintain the security and confidentiality of any information shared with them. To the extent that regulations promulgated under The Gramm-Leach-Bliley Act require additional or modified security, privacy, or confidentiality agreements between financial institutions and third party vendors, the parties agree that they will execute such additional or modified agreements as agreed to by all the parties hereto.

11.2 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.4 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

                                                                      EX.99.H.4.

11.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.7 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties.

11.8 The waiver of, or failure to exercise, any right provided for in this Agreement shall not be deemed a waiver of any further or future right under this Agreement.

11.9 A copy of the Trust's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the trustees and not individually, and that the obligations of this instrument are not binding upon any of the trustees, officers or shareholders of the Trust individually, but binding only upon the assets and property of the Trust.

11.10 Each party to this agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rules there under ("AML Laws"), including NASD Conduct Rule 3011, in all relevant respects. The parties agree to cooperate with one another to satisfy AML due diligence policies of the Company and Distributor, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by us to ensure compliance with AML Laws.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in as name and on its behalf by its duly authorized representative as of the date specified above.

                                                                      EX.99.H.4.

HARTFORD LIFE INSURANCE COMPANY                       STI CLASSIC VARIABLE TRUST
On its behalf and each Separate Account named in Schedule A, as may be amended from time to time

By:____________________________                       By:_______________________
Its                                                   Its

BISYS FUND SERVICES LIMITED PARTNERSHIP
BY: BISYS FUND SERVICES, INC. GENERAL PARTNER

By:____________________________
Its

                                   SCHEDULE A

                         SEPARATE ACCOUNTS AND CONTRACTS

NAME OF SEPARATE ACCOUNT AND DATE ESTABLISHED                CONTRACTS
---------------------------------------------     ---------------------------------
Hartford Life Insurance Company                   Classic Director Outlook
Separate Account Two - Est. June 6, 1986          Variable Annuity

Hartford Life Insurance Company                   Classic Hartford Leaders
Separate Account Seven - Est. December 8, 1986    Outlook Variable Annuity

                                                                      EX.99.H.4.

                                   SCHEDULE B

                              PARTICIPATING SERIES

                 STI Classic Variable Capital Appreciation Fund
                   STI Classic Variable Growth and Income Fund
                    STI Classic Variable Mid-Cap Equity Fund
                  STI Classic Variable Value Income Stock Fund

                                                                      EX.99.H.4.

                                   SCHEDULE C

                             ALLOCATION OF EXPENSES

                     PAID BY HARTFORD                                           PAID BY THE TRUST
----------------------------------------------------------   --------------------------------------------------------
Preparing and filing the Separate Account's registration     Preparing and filing the Trust's registration statement
statement
Text composition for Separate Account prospectus and         Text composition for Series prospectuses and supplements
supplements
Text alterations of Separate Account prospectus and          Text alterations of Series prospectuses and supplements
supplements
Printing Separate Account prospectuses and supplements for   Printing Series prospectus and supplements for use with
use with prospective Contract owners                         existing Contract owners; or if requested by Hartford,
                                                             providing camera-ready film, computer diskettes or
Printing Series prospectuses and supplements for use with    typeset electronic document files of such documents and
prospective Contract owners                                  printing such documents for use with existing Contract
                                                             owners (1)
Text composition and printing of Separate Account            Text composition and printing of Trust statement of
statement of additional information                          additional information (1)
Mailing and distributing Separate Account prospectuses,      Mailing and distributing Series prospectuses,
supplements and statement of additional information to       supplements and statement of additional information to
existing Contract owners as required by applicable law;      existing Contract owners (1)

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners

Mailing and distributing Series prospectuses and
supplements to prospective Contract owners
Text composition of any annual and semi-annual reports of    Text composition of annual and semi-annual reports of
the Separate Account, printing, mailing, and distributing    the Series; printing, mailing, and distributing annual
any annual and semi-annual reports of the Separate Account   and semi-annual reports of the Series to existing
                                                             Contract owners (1)
Text composition, printing, mailing, distributing, and       Text composition, printing, mailing, distributing, and
tabulation of proxy statements and voting instruction        tabulation of proxy statements and voting instruction
solicitation materials to Contract owners with respect to    solicitation materials to Contract owners with respect
proxies sponsored by the Separate Accounts                   to proxies sponsored by the Series

(1) Hartford may choose to print the Series' prospectus(es), statement of additional information, and its semi annual and annual reports, or any of such documents, in combination with such documents of other fund companies. In this case, the Trust's share of the total expense for printing and delivery of the combined materials shall be determined pro-rata based upon the page count of the Series' documents as compared to the total page count for the combined materials containing all other funds offered under the Contracts.